                                                                      Exhibit 99



                         McDERMOTT INTERNATIONAL, INC.
                              ADDITIONAL EXHIBITS
                      SUPPLEMENTARY FINANCIAL INFORMATION
           PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
           COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

                                                             F.Y.E.
                                                            3/31/96
                                                            -------
                                                          (Unaudited)
                                                        (In thousands)
                                  ARTICLE 29
                                  ----------
RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER
- -----------------------------------------------
   INVESTEES AT EQUITY
- ----------------------
         Head Office (Parent Company)                   $   1,244,868
         Subsidiaries and Affiliates                                -
         Eliminations/Other                                (1,115,210)
                                                        -------------
               McDERMOTT INTERNATIONAL, INC.            $     129,658
                                                        =============

RULE #25C - PARENT COMPANY ACCOUNTS AND NOTES
- ---------------------------------------------
     PAYABLE TO SUBSIDIARIES
- ----------------------------
         Head Office (Parent Company)                   $   1,056,013
         Eliminations/Other                                (1,056,013)
                                                        -------------
McDERMOTT INTERNATIONAL, INC.                           $          -
                                                        =============

                                  ARTICLE 30
                                  ----------
(c) - OPERATING EXPENSES BY SEGMENT
- -----------------------------------
         Power Generation Systems and Equipment         $  1,687,987
         Marine Construction Services                      1,551,871
         Eliminations                                        (19,778)
                                                        ------------
               McDERMOTT INTERNATIONAL, INC.            $  3,220,080
                                                        ============

RULE #40 - OPERATING REVENUES
- -----------------------------
         Head Office (Parent Company)                   $        840
         Subsidiaries and Affiliates                       3,279,157
         Eliminations/Other                                     (891)
                                                        ------------
               McDERMOTT INTERNATIONAL, INC.            $  3,279,106
                                                        ============

RULE #41 - OPERATING EXPENSES
- -----------------------------
         Head Office (Parent Company)                   $      6,018
         Subsidiaries and Affiliates                       3,248,108
         Eliminations/Other                                     (891)
                                                        ------------
               McDERMOTT INTERNATIONAL, INC.            $  3,253,235
                                                        ============





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
                                                                 F.Y.E.
                                                                3/31/96
                                                                -------
                                                              (Unaudited)
                                                             (In thousands)
                            ARTICLE 30 - Continued
                            ----------
RULE #43 - DIVIDENDS RECEIVED
- -----------------------------
         Head Office (Parent Company)
           from Subsidiaries and Affiliates                  $    21,250
         Subsidiaries and Affiliates
           from Other Corporations                                42,475
         Eliminations/Other                                      (21,250)
                                                             -----------
               McDERMOTT INTERNATIONAL, INC.                 $    42,475
                                                             ===========

RULE #44 - INTEREST INCOME
- --------------------------
         Head Office (Parent Company):
           from Subsidiaries and Affiliates                  $    21,834
           from Other Corporations                                    79
         Subsidiaries and Affiliates
           from Other Corporations                                37,159
         Eliminations                                            (21,834)
                                                             -----------
               McDERMOTT INTERNATIONAL, INC.                 $    37,238
                                                             ===========

RULE #46 - OTHER MISCELLANEOUS REVENUES
- ---------------------------------------
         Gain on Asset Disposals  - Net                      $     9,115
         Foreign Currency Transaction Losses - Net                (3,840)
         Bank Fees and Discounts on Sale
           of Receivables                                         (8,518)
         Other Items - Net                                         7,742
                                                             -----------
               McDERMOTT INTERNATIONAL, INC.                 $     4,499
                                                             ===========

RULE #51 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY
- -------------------------------------------------------------
                                                (Unaudited)
                                               (In thousands)
         Balance at 3/31/95                   $     163,029
         Additional Investments                      19,182
         Returns of Capital                         (46,497)
         Equity Income                               48,438
         Dividends Received                         (42,475)
         Other Changes                              (12,019)
                                              -------------
         Balance at 3/31/96                   $     129,658
                                              =============





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